UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 4, 2026

Date of Report (Date of earliest event reported)

Sempra

(Exact name of registrant as specified in its charter)

California	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th Avenue, San Diego, California 92101	(619) 696-2000
(Address of principal executive offices) (Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Sempra Common Stock, without par value	SRE	New York Stock Exchange
Sempra 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 9, 2026, Sempra (the “Company”) closed its public offering and sale of $1,000,000,000 aggregate principal amount of its Floating Rate Notes due 2028 (the “notes”). Proceeds to the Company (after deducting the underwriting discount but before deducting offering expenses payable by the Company estimated at approximately $1.7 million) from the sale of the notes were approximately $998.5 million. The offer and sale of the notes was registered under a prospectus supplement and related prospectus filed with the U.S. Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-295948).

The purchase and sale of the notes was made pursuant to an underwriting agreement dated June 4, 2026, with BMO Capital Markets Corp. and Academy Securities, Inc., as representatives of the several underwriters named on Schedule I thereto, pursuant to which the notes were issued and sold to such underwriters, severally and not jointly, for resale at a public offering price of 100.000% of the aggregate principal amount of the notes. A copy of the underwriting agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The notes will bear interest at a floating rate equal to Compounded SOFR (as defined in the notes) plus 0.670% per annum and mature on January 7, 2028. Interest on the notes will accrue from June 9, 2026 and will be payable quarterly in arrears on October 7, January 7, April 7 and July 7 of each year, beginning on October 7, 2026 (subject to possible adjustment of such interest payment dates as described in the notes). The notes will not be redeemable at the Company’s option prior to maturity.

The foregoing description of some of the terms of the notes is not complete and is qualified in its entirety by the officers’ certificate attached hereto as Exhibit 4.1, the form of note included therein and the indenture (as defined below), each of which is incorporated by reference herein. The notes were issued pursuant to an indenture (the “indenture”), dated as of February 23, 2000, between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as successor in interest to U.S. Bank Trust National Association, as trustee, which is filed as Exhibit 4.1 to the Company’s registration statement on Form S-3 (File No. 333-153425) filed with the U.S. Securities and Exchange Commission on September 11, 2008.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 4, 2026, by and among Sempra and BMO Capital Markets Corp. and Academy Securities, Inc., as representatives of the several underwriters named therein.

4.1	Officers’ Certificate of the Company, dated as of June 9, 2026, including the form of Floating Rate Notes due 2028.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA,
(Registrant)

Date: June 9, 2026	By:	/s/ Karen Sedgwick
Karen Sedgwick
Executive Vice President and Chief Financial Officer